Exhibit 4.68

             AMENDMENT NO. 9 TO REVOLVING LINE OF CREDIT AND
                              TERM LOAN AGREEMENT

      This Amendment No. 9 to Revolving Line of Credit and Term Loan Agreement (this "Agreement") is by and between RBS Citizens, National Association, having a lending office at 28 State Street, Boston, MA 02109 (the "Lender") and National Investment Managers Inc., a Florida corporation having an address of 485 Metro Place South, Suite 275, Dublin, OH 43017 (the "Borrower").

                                R E C I T A L S

A. Reference is hereby made to a certain Revolving Line of Credit and Term Loan Agreement, dated as of November 30, 2007, by and between Borrower and Lender, as amended by (i) a certain Amendment No. 1 to Term Loan Agreement, dated March 31, 2008, (ii) a certain Amendment No. 2 to Term Loan Agreement, dated June 30, 2008, (iii) a certain Amendment No. 3 to Term Loan Agreement, dated June 30, 2008 (iv) a certain Amendment No. 4 to Term Loan Agreement dated as of July 16, 2008 (v) a certain Amendment No. 5 to Term Loan Agreement dated as of October 1, 2008, (vi) a certain Amendment No. 6 to Term Loan Agreement dated as of November 26, 2008,
      (vii) a certain Amendment No. 7 to Term Loan Agreement dated as of March 30, 2009 and (viii) a certain Amendment No. 8 to Term Loan Agreement dated as of June 30, 2009 (as amended, the "Loan Agreement"). The loan obligations of Borrower to Lender are further evidenced by (i) a certain Term Promissory Note, dated November 30, 2007, from the Borrower to the Lender in the maximum principal amount of up to $13,000,000.00, as amended by (a) a certain Amendment No. 1 and Allonge to Term Promissory Note, dated as of June 30, 2008, increasing the maximum principal amount to $15,000,000.00, (b) a certain Amendment No. 2 and Allonge to Term Promissory Note dated as of October 1, 2008, and (c) a certain Amendment No. 3 and Allonge to Term Promissory Note dated as of March 30, 2009 (as amended, the "Term Note"); and (ii) a certain Revolving Line of Credit Note, dated November 30, 2007, from the Borrower to the Lender in the maximum principal amount of $2,000,000.00, as amended by (i) a certain Amendment No. 1 and Allonge to Revolving Line of Credit Note dated as of March 30, 2009 and (ii) a certain Amendment No. 2 and Allonge to Revolving Line of Credit Note of even date herewith, temporarily increasing the maximum principal amount to $2,500,000.00 (as amended, the "Revolving Note", and together with the Term Note, the "Notes"). The obligations of Borrower to Lender evidenced by the Loan Agreement and the Notes are secured in part by (i) a certain Security Agreement dated as of November 30, 2007 by Borrower in favor of Lender (the "Security Agreement") and
      (ii) a certain Stock Pledge Agreement dated as of November 30, 2007 by Borrower in favor of Lender (the "Stock Pledge Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Loan Agreement.

B. The Borrower and the Lender have agreed to temporarily increase the maximum principal amount available under the Revolving Note to $2,500,000.00 from the date hereof until December 31, 2009 upon the terms and conditions set forth in this Agreement.

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      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

I. AMENDMENTS TO LOAN AGREEMENT.

1. In order to temporarily increase the maximum principal amount available under the Revolving Note to $2,500,000.00, the definition of "Maximum Revolving Credit" in Section 1 of the Loan Agreement is hereby amended to delete such definition in its entirety and to substitute the following new definition in its place:

         ""Maximum Revolving Credit" means $2,500,000.00 until December 31, 2009, and thereafter means $2,000,000.00."

      After December 31, 2009, Borrower shall be required to repay any amounts outstanding under the Note in excess of $2,000,000.00.

II. CONDITIONS. As a condition of this Agreement, Borrower shall at the time of execution of this Agreement:

            (a) pay to Lender an amendment fee in the amount of $10,000.00 upon execution of this Agreement and pay to Lender an additional fee of $25,000.00 upon the earlier of an Event of Default under this Agreement or July 31, 2010;

            (b) reimburse Lender for its-out-of pocket costs in connection with this Agreement and the Modification Documents (as defined below), including reasonable legal fees and expenses incurred by Lender;

            (c) deliver to Lender evidence satisfactory to Lender that the terms of the existing aggregate Seller Financing which shall include modifications to the principal amortization schedule have been amended in accordance with the proposed schedule presented by Borrower to Lender; and

            (d) deliver to Lender the following documents in form and substance reasonably satisfactory to Lender or, if applicable, as required by the terms and conditions of the Loan Agreement:

                  (i) an Amendment No. 2 and Allonge to Revolving Line of Credit Note; and

                  (ii)  any other documents reasonably requested by Lender.

            The foregoing documents and any additional documents executed herewith, together with this Agreement, shall be referred to herein as the "Modification Documents".

III. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that: (i) its representations and warranties set forth in the Loan

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      Agreement  are  true in all material respects on and as of the date hereof as if made on such date (except to the extent that the same expressly relate to an earlier date or are affected by the consummation of transactions permitted hereby or by the Agreement); (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement on its part to be observed or performed;
      (iii) after giving effect to any extension of credit to be made on the date hereof, no Event of Default or Default Event has occurred and is continuing; (iv) since the date of the financial statements most recently provided to Lender by Borrower, there has occurred no material adverse change in the assets or liabilities or the financial or other condition of Borrower; (v) it has full power to execute, deliver and perform its obligations under the Modification Documents and the execution, delivery and performance of the Modification Documents have been authorized and directed by the appropriate parties; (vi) the Modification Documents constitute the legal, valid and binding obligations of Borrower and/or the Subsidiary, as applicable, enforceable in accordance with their terms;
      (vii) the execution, delivery and performance thereof will not violate any provision of any existing law or regulation applicable to Borrower or the Subsidiary or their respective governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which either is a party or by which either may be bound; and (viii) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to the Modification Documents.

IV.      Miscellaneous.

1. If Borrower fails to comply with all the terms and conditions of the Modification Documents, such failure shall constitute a default under this Agreement and an Event of Default under the Loan Agreement and other Loan Documents.

2. No other changes shall be made to the Loan Agreement, and Borrower reaffirms its obligations under the Loan Documents (as increased and amended hereby) in their entirety. This Agreement is not intended to extinguish or affect any of the debt evidenced by the Notes or to otherwise modify any of the obligations under any of the Loan Documents, except as increased and amended hereby. Borrower hereby reaffirms that Borrower remains indebted to Lender without defense, counterclaim or offset and hereby releases Lender from any and all claims or other causes of action which Borrower may have against Lender with respect to the Loans and the Loan Documents. The Borrower hereby intends that the definition of "Obligations" in the Security Agreement and the Stock Pledge Agreement shall include the increase to the Revolving Note provided for hereunder.

3. This Agreement is made in the Commonwealth of Massachusetts and shall be construed in accordance with its laws without regard to principles of conflicts of laws. If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.


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4.    This  Agreement  shall  be  binding  upon  and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

5. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

                                        [Signatures on following page]


























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Exhibit 4.68

EXECUTED under seal as of the ___ day of September, 2009.



                                              LENDER:

                                              RBS CITIZENS, NATIONAL ASSOCIATION


 /s/ N. C. Hafen                              By:  /s/ David Bugbee
----------------------------                  ----------------------------
Witness                                       Name: David Bugbee
                                              Title: Senior Vice President


                                              BORROWER:

                                              NATIONAL INVESTMENT MANAGERS INC.


 /s/ Gail Ross                                By:  /s/ Steven J. Ross
--------------------------                    ----------------------------
Witness                                       Name: Steven J. Ross
                                              Title: CEO
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The  Guarantors hereby (i) consent to the terms of the foregoing Agreement, (ii)
confirm and ratify their respective obligations under the Guaranties, (iii) intend that the definition of "Guaranteed Obligations" in their respective Guaranties shall include the increase to the Revolving Note provided for hereunder, and (iv) confirm that the Guarantors do hereby intend that the Guarantors' Security Agreements shall continue to secure all obligations of Borrower to Lender as amended and increased hereunder. The undersigned hereby signs in his capacity as an officer and authorized signatory of each of the Guarantors set forth in Schedule A attached hereto.

                                              As to all Guarantors:


 /s/ Gail Ross                                /s/ Steven J. Ross
--------------------------                    ----------------------------
Witness                                       Steven J. Ross, duly authorized
















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Exhibit 4.68

                                   SCHEDULE A
                                   ----------

1.      ABR Advisors, Inc.
        a New York corporation
        2985 Navajo Street
        Yorktown Heights, NY  10598

2.      Alan N. Kanter & Associates, Inc.
        a Maryland corporation
        31 Walker Avenue, 2nd Floor
        Baltimore, MD  21208

3.      Alaska Pension Services, Ltd.
        an Alaskan corporation
        400 D Street, Suite 300
        Anchorage, AK  99501

4.      Asset Preservation Corp.
        a Pennsylvania corporation
        110 Gibraltar Road, Suite 101
        Horsham, PA  19044-2376

5.      Benefit Dynamics, Inc.
        a Pennsylvania corporation
        89 N. Haddon Avenue, Suite D
        Haddonfield, NJ  08033

6.      Benefit Management Inc.
        a Massachusetts corporation
        3 Lyons Way
        North Attleboro, MA  02763

7.      BPI/PPA Inc.
        a Delaware corporation
        1013 Centre Road
        Wilmington, DE  10805

8.      California Investment Annuity Sales, Inc.
        a California corporation
        4640 Admiralty Way
        Marina Del Ray, CA  90292

9.      Circle Pension, Inc.
        a New York corporation
        Empire State Building
        350 Fifth Ave., Suite 534
        New York, NY  10118
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10.     Complete Investment Management, Inc. of Philadelphia
        a Pennsylvania corporation
        110 Gibraltar Road, Suite 101
        Pennsylvania Business Campus
        Horsham, PA  19044

11.     Haddon Strategic Alliances, Inc.
        a New Jersey corporation
        426 Queensboro Lane
        Haddonfield, NJ  08033

12.     Lamoriello & Co., Inc.
        a Rhode Island corporation
        2374 Post Road, Suite 1
        Warwick, RI  02886

13.     National Actuarial Pension Services, Inc.
        a Texas corporation
        10777 Westheimer, Suite 220
        Houston, TX  77042

14.     National Associates, Inc., N.W.
        a Washington corporation
        2212 2nd Avenue W.
        Seattle, Washington  98119

15.     Pension Administration Services, Inc.
        a Pennsylvania corporation
        110 Gibraltar Road, Suite 101
        Horsham, PA  19044-2376

16.     Pension Technical Services, Inc. (d/b/a REPTECH Corp.)
        a Colorado corporation
        6400 South Fiddler's Green Circle, Suite 500
        Greenwood Village, CO  80111

17.     Pentec, Inc.
        a Connecticut corporation
        72 Queen Street
        Southington, CT  06489

18.     Pentec Capital Management, Inc.
        a Connecticut corporation
        72 Queen Street
        Southington, CT  06489
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19.     Southeastern Pension Services, Inc.
        a Florida corporation
        1525 International Parkway, Suite 2071
        Lake Mary, FL  32746

20.     Stephen H. Rosen & Associates, Inc.
        a New Jersey corporation
        89 North Haddon Avenue
        Haddonfield, NJ  08033

21.     The Pension Alliance, Inc.
        a Pennsylvania corporation
        2578 Interstate Drive, Suite 102
        Harrisburg, PA  17110

22.     The Pension Group, Inc.
        a California corporation
        23046 Avenida De La Carlota, Suite 500
        Laguna Hills, CA  92653

23.     Valley Forge Consulting Corporation
        a Pennsylvania corporation
        998 Old Eagle School Rd., Suite 1206
        Wayne, PA  19087

24.     Valley Forge Enterprises, Ltd. (f/k/a VFE Merger Corp.)
        a Pennsylvania corporation
        998 Old Eagle School Rd., Suite 1206
        Wayne, PA  19087

25.     VEBA Administrators, Inc. (d/b/a Benefit Planning, Inc.)
        a California corporation
        4640 Admiralty Way, 9th Floor
        Marina Del Rey, CA  90292

26.     V.F. Associates, Inc.
        a Pennsylvania corporation
        998 Old Eagle School Rd., Suite 1206
        Wayne, PA  19087

27.     V.F. Investment Services Corp.
        a Pennsylvania corporation
        998 Old Eagle School Rd., Suite 1206
        Wayne, PA  19087





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